North Valley Bancorp Declares Cash Dividend

REDDING, CA -- 02/22/2007 -- The Board of Directors of North Valley Bancorp (NASDAQ: NOVB) has declared a cash dividend of $0.10 (ten cents) per common share. The dividend is payable on April 2, 2007 to holders of record at the close of business on March 16, 2007.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank ("NVB"), operates twenty-six commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company's website address at www.novb.com for more information.

For further information contact:
Michael J. Cushman
President & Chief Executive Officer
(530) 226-2900
Fax: (530) 221-4877
or
Kevin R. Watson
EVP & Chief Financial Officer
(530) 226-2900
Fax: (530) 221-4877